Exhibit 32.1
SECTION 906 CEO/CFO CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) each of the undersigned officers of Vertex Pharmaceuticals Incorporated, a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	February 13, 2019
/s/ Jeffrey M. Leiden

Jeffrey M. Leiden
Chief Executive Officer and President

Date:	February 13, 2019
/s/ Paul M. Silva

Paul M. Silva
Senior Vice President, Corporate Controller and Interim Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.